EXHIBIT 3.1
ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov	Filed in the office of /s/ ROSS MILLER Ross Miller Secretary of State State of Nevada	Document Number 20140433631-17 Filing Date and Time 06/13/14 5:51 AM Entity Number E0312932014-8

Articles of Incorporation (Pursuant to NRS Chapter 78)
1. Name of Corporation:	HEAVENSTONE CORP.
2. Registered Agent for Service of Process: (check only one box)
/ X / Commercial Registered Agent: Legalinc Corporate Services, Inc.

/  / Noncommercial Registered Agent or Office or Position w/ Entity
(name and address below)                                                          (name and address below)
____________________________________________________
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
____________________________________________________
Street Address, City, NEVADA Zip
____________________________________________________
Mailing Address (if different from street address), City, NEVADA Zip

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors / Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors / trustees)	1) Xin Liu Name 18250 Colima Rd, #204A, Rowland Hts, CA 91748 Street Address, City, State, Zip Code 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Business Development / Investment

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Xin Liu Name 18250 Colima Rd, #204A Rowland Hts, CA 91748 Street Address, City, State, Zip Code	X /s/ XIN LIU Incorporator Signature
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 6/13/14